Exhibit 32.1

                                  CERTIFICATION


In connection with the Quarterly Report of Paxar Corporation (the "Company") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Arthur Hershaft, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







/s/ Arthur Hershaft
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Chairman, President and
Chief Executive Officer


August 13, 2003
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Date